EXHIBIT 99.2

Conference Date: October 21, 2014
Conference Time: 10:30am ET
Moderator: Michael Yates
Title: Third Quarter 2014 Earnings Release

Operator: Greetings.
And welcome to the IDEX Corporation Third Quarter 2014 Earnings Conference Call. At this time, all participants are in a listen-only mode. A question-and-answer session will follow the formal presentation.
If anyone should require operator assistance during the conference, please press star-zero on your telephone keypad. As a reminder, this conference is being recorded.
I would now like to turn the conference over to your host, Michael Yates, Vice President and Chief Accounting Officer for IDEX Corporation. Thank you. You may begin.
Mr. Michael Yates: Thank you, Diego.
Good morning, everyone. This is Mike Yates, Vice President and Chief Accounting officer for IDEX Corporation. Thank you for joining us for our discussion of the IDEX third quarter financial highlights.
Last night, we issued a press release outlining our company's financial and operating performance for the three month period ending September 30th, 2014. The press release, along with the presentation slides to be used during today's Webcast can be accessed on our company Web site at www.idexcorp.com.
Joining me today is Andy Silvernail, our Chairman and CEO, and Heath Mitts, our Chief Financial Officer. The format for our call today is as follows. We will begin with Andy providing an update on the market outlook and what we are seeing in the world.
And then, he will review the third quarter financial results. He will then walk you through the operating performance within each segment. And finally, we will wrap up with our outlook for the fourth quarter and full year 2014. Following the prepared remarks, we'll then open the call for your questions.

If you should need to exit the call for any reason, you may access a complete replay beginning approximately two hours after the call concludes by dialing the toll-free number 877-660-6853 and entering conference ID 13589617. Or you may simple log onto our company's home page for the Webcast replay.
As we begin, a brief reminder, this call may contain certain forward-looking statements that are subject to Safe Harbor language in today's press release and IDEX's filings with the Securities and Exchange Commission.
With that, I'll turn the call over to our Chairman and CEO, Andy Silvernail.
Mr. Andrew Silvernail: Thanks, Mike.
Good morning, everybody. I appreciate you all joining us here for our third quarter call. Before I get into the color on the quarter, I did want to have a little shout out here for the Kansas City Royals going to the World Series for the first time since 1985.
I had to say that because sitting beside me, our Chief Financial Officer Heath Mitts is a born and bred KC boy and a long-time season ticket holder. So, good luck to them tonight.
Look, throughout the year and really for a long time now, we've been talking about controlling our own destiny. And we did that in the third quarter. And we'll do so going forward.
You know in the quarter, we had 7 percent organic sales growth. We had sales and operating margins increased in all segments. And we delivered a 13 percent EPS growth. For the year, we're going to be up 5 to 6 percent in sales.
We're going to have EPS of between 352 and 355. And that's going to be up 14 to 15 percent for the full year. I'll get into more detail in the numbers here in just a moment.
But before that, I want to take just a little bit of time and talk about what we're seeing around the world in terms of geographies and also in the different markets.

I also want to take a moment and talk about the improvement in our cost structure and investments for growth that I outlined in the press release, and then just take a minute and talk about the acquisition environment.
So, first let me--let me get to end markets and geographies. You know we did see some order softness in August and September. The good news is, is that we had a nice rebound here so far in October.
And we're off to a good start in the fourth quarter. If you look around the world, in North America, demand has just remained very, very solid. You could pick almost any of our businesses.
And we've had strength in the US all this year. And, it's really been the beacon for the company, for quite some time now. In Europe, we did have softness in the quarter.
And I think the idea of a contraction in mainland Europe is very possible with one really kind of bright spot. And that's the UK, where we continue to see a nice performance.
China, you know the term that we use here is kind of uninspiring. It's been a volatile kind of choppy environment here for some time. It's it's a market where you continue to invest and grow in.
The overall the underlying growth rates have been softer than we have expected really throughout the year. And then finally, in the Middle East we did see some slow down here in the quarter.
And that's really the conflict from the region. We've had a decent amount of business that has been awarded but hasn't been ordered or shipped that we do expect at some point to happen.
But certainly what's going on in that region has pushed some things out for some time. If we turn to the markets that we're in, energy and chemical really mirrors what we're seeing geographically.
We've had some large project order delays in Europe and the Middle East. And that's really affected our SAMPI business and energy and our Richter business on the the chemical food process side.
The large orders that got pushed out, they got pushed to the second and the third. And frankly, we don't expect them to land here in the fourth quarter. If we do, it'll be some upside.
But we expect that business is going to push out into 2015. The rest of the markets that we're in, and the rest of the regions that we're in, in terms of energy and chemical, have been you know very solid.

On the industrial side, again, the North America remains very, very solid. And we've had some you know pretty good business across the globe in the industrial businesses.
Analytical instrumentation in the second quarter, I mentioned that we had some order softness. That did continue into the third quarter. And that's really primarily tied to equipment sales that are happening in North America and Europe.
This principally impacts our scientific fluidics business. The good news here is we have seen a pickup in the fourth quarter. And that's a market that we think is very, very strong and will continue to be so over time.
But we think we've had a pause here in the last couple quarters. On the agricultural side the original equipment business has slowed down as we expected it would with the OEMs dropping volumes.
But after market has remained quite good. Finally, I'll comment on municipal. We have seen availability of funds increase slightly, kind of 2 to 3 percent--excuse me, 1 to 2 percent.
And our EPEC business which is a pipeline inspection business, launched a great new product here earlier in the year. And that has really been a homerun for that business.
The only other note I'd say on municipal is we have seen in Asia a real slow down in funding. And that's impacted our rescue business. I want to take a second here and talk about the the Q4 cost out and reinvestment actions that I mentioned in the press release.
You know, in the last couple years, we have really tightly aligned and organized IDEX to deliver for our customers and for our shareholders, all while really funding more and more organic growth.
And the success that we've had here is allowing us to take some targeted cost out actions in the fourth quarter. They're going to allow us to continue to reinvest aggressively, continue to expand profitability, and also close gap on some of the difficult comps that we know we have in 2015 from some of these large projects that happen this year, uh, principally in the first half of the year.
You know we're fortunate that the good work that we've done has availed the opportunities. And like I said before, we're going to continue to control our own destiny regardless of the environment.

And and this is going to allow us to continue to do that. We'll get real specific on this in the fourth quarter you know when we give out the detail on the call.
But, I'd also ask you to note that this has not been included in the guidance that we mentioned in the press release or in what we're talking about today. But of course, we will give you that detail in the fourth quarter call.
Finally, on capital deployment you know we've increased capital spending this year all around enabling organic growth and driving productivity. And year-to-date CapEx is up 46 percent to 34 million dollars.
So, it's up 11 million dollars versus last year year-to-date. And that's all about how do we drive profitable growth in our businesses. We also early in the year increased our dividends, 22 percent to 28 cents a share.
And we're going to keep in that 30 percent ratio that we talked about consistently. Finally, as we--if you look at share repurchases you know we have continued to buy shares.
We're going to end up with about 2 percent annual reduction this year. In the quarter, we bought 831,000 shares. But I will note that as the market weakened we had a well-planned 10b5-1 in place that accelerated repurchases as the market softens.
So I think we'll end up buying a few more shares here in the quarter because of that. Lastly, I'll talk about the M&A market. At the end of the day, not much has changed since we talked a quarter ago.
It's still a seller's market. Valuations remain high. Even though the public markets have corrected, you certainly have not seen that in the near term in the private markets.
And so, again, it really still is a seller's market. And we've got--at any one time, we've got four to six opportunities that are in the diligence phase. And when we talked a quarter ago, we had two that we had you know pretty darn close to the finish line.
And at the last minute, I'd say, valuations really ran. And we decided to opt out of both of those because they really fell out of our parameters for sensible capital deployment.

We're going to remain very disciplined. And we're committed to building through acquisitions as well as organically. But it's got to fit strategically. And it's got to fit financially.
All right. With that, let's move onto to results for the quarter. I'm on slide four. As I mentioned before, organic sales were up 7 percent in the quarter. Total sales were up 9 percent.
And we had increases across all segments. Orders were down 5 percent in total, 6 percent organically, to 507 million. But if you take out the expensing order and the large material process order that we had in this quarter orders were flat.
Operating margins were 20.8 percent, up 100 basis points, over year-over-year. And the improvement was really driven by outstanding performance in health and science. And it diversified.
And I just got to give credit to the teams across the board at continuing to drive excellent profitable growth in the business. Free cash flow was 92 million dollars.
It was down from last year. But we still delivered 130 percent of net income. And there were two things that really affected cash flow in the quarter. One was CapEx, as I mentioned before being up 46 percent year-to-date.
And also, with the accelerating volumes, we funded some more working capital. But, overall, still a great job on cash flow. And finally, as I mentioned before, EPS was 88 cents.
It was up 13 percent from last year. All right. I'm going to turn to the segment discussions. I'm on slide five. And we'll start with the fluid metering. Third quarter, we had a 1 percent decrease in orders.
And that decrease was really attributed to what we're seeing in the Ag OEM side with Banjo and a little bit here of the non-US energy stuff that I mentioned before.
Organic sales were up 4 percent in the quarter. Op margin was up 10 basis points at 24.5 percent. But I will mention that we had 800,000 dollars in inventory step up with the [unintelligible] in the quarter.
And we would have been up another 40 basis points had that not happened. And also, we would have been in the low 30s in terms of flow through if you don't include the inventory step up with the Aegis [sp].

We had sales across FMT were up in all platforms except for ag. And let me just touch on the platforms here for a second. Water has continued to have just a really good year.
It's been a good story the whole year. Municipal spending's up slightly. But the better story is that we continue to drive growth through new products and targeted share gains.
It's really allowed us to outpace the market. And, Florian [sp] and his team have just done an outstanding job the whole. Quote activity remains really strong. And we're excited as we look at the opportunities going forward.
Energy, I've already talked a bunch about what's happened to some of the project side. Again, we've continued to have strength in North America. It has been offset by what we've seen in Europe in the Middle East.
And we're going to have some volatilities, as I mentioned before. And we're okay with that because we like our positioning overall in the energy business. In terms of chemical food process it's followed some of the same trends, as I mentioned before.
But some of that's been offset by really outstanding execution and new product development at Viking. Our North American Distribution business is up. And they've had some great new products that have hit the market recently that have really a surprise to the upside.
Finally, I've already talked about what's going on with ag. But remember that when we talk about Banjo, only a third of that business is tied to the OEM business. And the aftermarket remains solid.
And the industrial actually remains very, very good. So, we've got a good backlog going into the fourth quarter. And we've segmented that business more and more. So, as we look at 2015, we still think we can have a pretty decent year there.
All right. Let me go on to health and science. I'm on page six. In the third quarter, orders were down 2 percent. And that was entirely due to the MPT order that I mentioned from a year ago from China.

Organic sales were actually up 5 percent in the quarter. And we expanded margins 150 basis points, so really nice job. Scientific fluidics, I've already touched on this a little bit.
But the trends have followed the overall equipment sales trends. There is some hangover from inventory in the channel and some big new product launches that were early in the year.
But again, as I mentioned, our share is very much intact. And we've had a nice, solid start to the fourth quarter. Optics and patonics [sp], it remains stable in the quarter.
We've had outstanding profitability improvement really from productivity and favorable product mix in the--in the platform. Material process technologies, I've talked about this a bunch already.
We did have the tough comp here in the quarter. But we had great sales growth really from our Asian industrial and pharmaceutical businesses, terrific leverage, as we've gotten those sales out the door.
And just remember that this is the lumpiest business within health and science. So, we will kind of see that from time to time. But we see real nice order stability and sales stability through the balance of the year.
The industrial facing businesses the core distribution businesses in North America, Western Europe, and China have all been solid. And these guys have just done a terrific job segmenting businesses having new products in place, and having great plans for profitable share growth.
All right. I'm on our final segment on diversified. That's slide seven. Orders were down 20 percent really all of it due to the dispensing order from last year.
You know, this segment's our lumpiest segment. Dispensing, fire, and rescue all rely on projects. I will say, however, that the underlying organics that they're doing are really terrific.
If you look across those businesses the organic sales growth and order growth that we've seen has been excellent. And that's what's really turned into great sales growth here in the third quarter.
So, it's a flip side of the order equation. We had 18 percent up in the segment. We had really outstanding performance by Band-It, uh, a strong conversion in our fire suppression business with the trailers being shipped.

So, really outstanding performance on the top line, and even more impressive on the bottom line, we had 420 basis points of margin improvement from leverage and from great productivity across the segment.
You know really, if you look at sales and profit, they were up year-over-year in every business within diversified. Band-It has just been a great story all year long. Each market and geography is up.
They just continue to have outstanding, execution and leadership in the markets. Dispensing has continued to execute and improve productivity.
If you take out that one large order, that we that we shipped here we've had good growth throughout Western Europe and North America. And additionally X-Mart [sp], that has just been a terrific story in Western Europe and emerging markets.
That's been, a great new product for us here for some time. On the fire suppression side, the team's done a very nice job executing on orders to get those fire trailers out the door.
And we expect that the core business in North American and China, it's going to continue to be flat. The markets are. But we think we'll have the opportunity to continue to take some share and grow those businesses.
Finally, on rescue, I mentioned before that the Asian municipal markets have weighed on us a little bit. But we continue to have really outstanding results in North America with new product introductions.
And we continue be high on the rescue business. Okay. Let's let's flip--let's flip to side eight. And we'll talk about guidance for the quarter and for the full year.
And again, just remember that the guidance here, it doesn't include the impact from the cost initiatives that I talked about earlier. In Q4, we expect EPS to be 85 to 88 cents, operating margin around 20 percent, and a tax rate of about 28.5 percent.
And this assumes that the US government improves the R&D tax credit you know by December 31st. We also think we're going to have a 2 percent top line headwind from FX.

And that's going to translate into about two cents a share loss from our earlier expectations that we talked about a quarter ago. For the full year we're raising the low end of our guidance by two cents.
We now expect EPS to be 352 to 355 and organic growth to be 5 to 6 percent for the full year. Full year operating margin is going to exceed 20 percent. And, just some final modeling for you guys to think about.
Full year tax rate is going to be around 29 percent. CapEx should be 48 to 52 million. And we think free cash flow will be about 120 percent of net income. As always we exclude from this any impact from acquisitions or cost charges with any future acquisitions.
And again, that's--and also the impact of the fourth quarter cost out initiatives. So, with that, let me stop here. And Diego, I'll turn it over to you. And we can open it up for questions.
Operator: Thank you.
At this time, we'll conduct our question-and-answer session. If you would like to ask a question, simply press star-one on your telephone keypad. A confirmation tone will indicate your line is in the question queue.
You may press star-two if you would like to remove yourself from the queue. For participants using speaker equipment, it may be necessary to pick up your handset before pressing the star keys.
Once again, to ask a question, press star-one on your telephone keypad. We will pause for a moment while we poll for questions. Thank you.
Our first question comes from Charley Brady with BMO Capital Markets. Please state your question.
Mr. Charley Brady: Hey. Thanks.
Good morning, guys.
Mr. Andrew Silvernail: Good morning, Charley.

Mr. Charley Brady: Um, just a couple questions on the orders, and, uh, I jumped on late. So, I apologize if you covered this. On FMT [sp], did you give the, uh, the orders, uh, organically ex acquisitions?
Mr. Andrew Silvernail: Yeah. Yes, we did.
We, had that in there. Hold on a second here, Charley. Just let me make sure I actually speak about this correctly. We said that overall FMT orders were down 1 percent, organically.
And that was really entirely due to the OEM, business with in ag. And we also had some non-US energy stuff that has gotten pushed out.
Mr. Charley Brady: Okay.
I guess I was thinking without the, uh, without the acquisition that was made in Q2?
Mr. Andrew Silvernail: Yeah.
Organically, organically, when we say organic, we are--we are excluding that.
Mr. Charley Brady: Okay.
Mr. Andrew Silvernail: Yeah. Yeah.
Mr. Charley Brady: Just wanted to make sure I was clarified on it.
Mr. Andrew Silvernail: Yeah.
Mr. Charley Brady: And, uh, what's the--on FMT, excluding that large dispensing order last year, what would orders have been up or down?
Mr. Andrew Silvernail: What? You mean diversified?
Mr. Charley Brady: Yeah.
Mr. Andrew Silvernail: You know, we don't--we don't even--we have never kind of characterized it like that. But you can kind of back into the math of it. So, it was down 20 percent in the quarter. And all of that was due to that large order, that comp.
Mr. Charley Brady: Got it. Thanks.
Mr. Andrew Silvernail: Yep. No problem at all.

Operator: Our next question comes from Nathan Jones with Stifel. Please state your question.
Mr. Nathan Jones: Good morning, guys.
Mr. Andrew Silvernail: Hey, Nathan.
Mr. Nathan Jones: Uh, just on FSD for a minute, uh, I mean I think we're through that diversified order now. None of that shipped in the third quarter. Correct?
Mr. Andrew Silvernail: Oh. No.
We've been past that since the early second quarter.
Mr. Nathan Jones: So, obviously a very strong performance for margins in that business now. Assuming we don't have another large diversified, uh, dispensing order or something like that, are we at margins that are sustainable now? Or was there something in the mix or something else that drove them higher than you expected?
Mr. Heath Mitts: Nathan, this is Health.
You're--this segment, this diversified segment's always going to have some element of mix just relative to the four businesses that are in there. Band-It is performing very well.
And we obviously enjoy very healthy margins out of the Band-It platform. So, you know, I wouldn't tell you to model it at 26. But I'd say somewhere in that you know 24 to 20-ish, 24-ish range is probably a good modeling.
But understand that it can swing a couple hundred basis points in either side of that, given the mix in a given quarter.
Mr. Nathan Jones: Okay.
So, we shouldn't expect it stay up at 26?
Mr. Heath Mitts: No.
Mr. Andrew Silvernail: No. I--we don't--we don't--.
Mr. Nathan Jones: --Some quarters it might be. But--.

Mr. Andrew Silvernail: --We don't internally model it. But again, it's going to swing on project activity. And it's going to swing on mix within that business.
Mr. Nathan Jones: Okay. That's cool.
Twenty-four percent's more like a base line number, though. Um, obviously, invested, uh, quite a bit of money in CapEx this year relative to what you usually spend. And it's still not that high, even at these levels.
Uh, when you're looking forward into 2015, are there still opportunities to deploy CapEx to drive growth in 2015? Have you exhausted those? Will they be less next year?
Mr. Andrew Silvernail: We actually think that it's going to continue to ramp up. So, part of what you're seeing in the cost out that we're doing here in the fourth quarter, it's really a combination of cost reduction and pretty aggressive reinvestment.
And a lot of this has come down to the segmentation we've been doing here for a couple of years, just really aggressively segmenting our markets and our businesses to understand more deeply where some of these profit pools are.
I mean, a great example of that is Viking. So, in this quarter alone, they've had a handful of new products that have come out of segmentation that we have funded really aggressive.
And they're winning. And actually, just yesterday we received a pretty good sized order at Viking for those new products that have launched. And so, we're pretty excited about that.
So, we think there's more. And as we're challenging the teams more deeply that to find more organic opportunities we're finding them to be--to be more aggressive in terms of asking for money.
And as I've said in the past, you know, we'll fund organic stuff all day long as aggressively as we can.
Mr. Nathan Jones: So, should we expect, uh, a higher CapEx number next year?

Mr. Heath Mitts: Well, I--Nathan, I think--I think a fair number to still model with is still around 2 percent of revenue. This year, you know, we're going to be a tad more than that. And in prior years, we've been just under 2 percent.
But I still think 2 percent, plus or minus you know 5 million dollars, is probably a good number. So, yeah, I do think it ramps up to Andy's point next year. But we're not talking about doubling going forward.
Mr. Andrew Silvernail: No. No.
Mr. Heath Mitts: You know, no going from 45 to 90. We're talking about going you know moderately higher. Just--and these are not made up, just as you know, as we've talked about.
And as you can imagine, given our decentralized nature, these are not made up of any one or two items that are driving this. These are a series of, uh, of opportunities across the entire IDEX portfolio.
Mr. Nathan Jones: Okay.
But we should--we should think about 2 percent of revenue as being your CapEx number for the foreseeable future?
Mr. Heath Mitts: Yeah. Okay.
Mr. Andrew Silvernail: Plus or minus.
Mr. Heath Mitts: Yes. Yes.
Mr. Andrew Silvernail: Yes.
Mr. Nathan Jones: Plus or minus, yeah. Okay. Cool.
Um, you talked about some, uh, push outs of projects, uh, in Middle East and Europe. What are--what's your sense for the possibility that those turn from delays into cancellations?
Mr. Andrew Silvernail: You know, honestly, I'm not sure.
We're not--in our forecast, this year into next year, we have it at zero.
And so, you know, we don't bet on that kind of stuff.

So, you know, we've got a dare. We know that they're out there, but in particular if you look at what's going on with the Sampi stuff. It's going right into the Middle East. And we've been awarded the business; it's sitting there, but they're shooting at each other.
So, I don't expect that's going to happen any time soon.
You know, the chemical stuff, I'm not as concerned about. That's much more of what I think is a push out. And plus, that's being made up for in spades, uh, what's going on in the U.S.
So, I'm not--the energy stuff, I'm willing to put a full zero on, uh, you know, for the foreseeable future into the Middle East. Then the chemical stuff, I do think, is a push and that does happen.
Mr. Nathan Jones: Well, I've always known you to, uh, plan for the worst, Andy.
So, um, on the inventory step up charges, are they complete now?
Mr. Andrew Silvernail: Yeah, they are. It was, uh, 800,000 this quarter and what was the--500,000, last quarter. So, that's done. So, you should see a tick up there improvement for FMT.
Mr. Nathan Jones: All right. Thanks very much, guys.
Mr. Michael Yates: Thanks, Nathan.
Operator: Our next question comes from Allison Poliniak with Wells Fargo.
Please state your question.
Ms. Allison Poliniak: Hi, guys. Good morning.
Mr. Andrew Silvernail: Good morning, Allison.
Ms. Allison Poliniak: Um, can we--just going back to energy again in North America. Obviously, concerns crud somewhat collapsed. Obviously, we're seeing it, uh, in the energy there. Concerns about investments in the U.S.
Are you guys seeing that? Are people talking about that yet?
Mr. Andrew Silvernail: No. Just remember where we play principally, right? We're playing in the midstream. So, we're not playing for the most part where holes are being put in the ground.
Ms. Allison Poliniak: Mm-hmm.

Mr. Andrew Silvernail: And so we're much more affected by the production equation than we are by the hole in the ground equation.
So, we haven't seen that yet.
You know, I suspect that I don't think that that's going to be a material impact to our business kind of one way or the other for the most part just because of where we sit today.
I do think it's likely to have some impact on acquisition valuations that are out there. And that might actually open up some doors to some opportunities.
Ms. Allison Poliniak: Okay, great.
And I guess that leads me into my next question. You know, you talked about maybe multiples compressing a little bit on the energy.
But, most of those have been here--we've been at this--you know, it seems like you've been at this high level for quite a number of quarters here.
Mr. Andrew Silvernail: Yeah.
Ms. Allison Poliniak: Uh, I mean, is there--I mean, what's your thought? I mean, do we need to change criteria here if it's this sustained level? Or are you just expecting that at some point this will kind of come back to you guys?
Mr. Andrew Silvernail: Well, you know, the way I look at it is, you know, we first start, Allison, with saying does this matter to us strategically? And once we answer that question, you know, we've historically said, you know, 12 to 15 percent ROIC cash on cash ROIC.
There are some businesses that we would buy that would be lower than that in terms of a hurdle, to be candid with you.
Ms. Allison Poliniak: Mm-hmm.
Mr. Andrew Silvernail: You know, there are some things that we would buy that would be, you know, kind of in the 10ish percentage range because they matter to us and we're willing to stretch. And obviously, the spread of capital is pretty attractive.

So, there are a few things out there that we would do that for.
But, for the most part, I really think that you got to remain disciplined.
We've all seen this movie many, many, many times. And, it eventually, it does tip over.
And, you know, even what we saw in the public markets here in the last month or two months, that has availed some opportunities in terms of capital deployment that weren't as good at that period of time.
So, I think you got to be patient. We've got a great balance sheet, outstanding cash flow, and we're going to keep disciplined here.
Ms. Allison Poliniak: Okay, great. Thanks, guys.
Mr. Andrew Silvernail: Thanks, Allison.
Operator: Our next question comes from Paul Knight with Janney Capital.
Please state your question.
Mr. Paul Knight: Good morning.
Mr. Andrew Silvernail: Hi, Paul.
Mr. Paul Knight: As I look at the, uh, bookings growth on the, uh, health and science side or the order--the 2 percent decrease, it seems to go counter to, uh, kind of a low single digit revenue growth of your customers.
Can you talk to that, uh--?
Mr. Andrew Silvernail: --Yeah, yeah--.
Mr. Paul Knight: --Spread.
Mr. Andrew Silvernail: A couple of things.
First and foremost, we're tied to the equipment side, not to the consumable piece. And that has been the piece that has been outperforming lately, has been the consumables piece of businesses.
also we don't perfectly match in terms of quarter by quarter both because of how new products ship, how inventory moves through the system, but certainly within, two or three quarters, you'll see a pretty good correlation.

So, I'm not particularly concerned about, you know, what we're seeing in the marketplace right now in terms of a gap between us and our major customers.
Mr. Paul Knight: Do you think that, uh, China is improving or kind of the same?
Mr. Andrew Silvernail: It's kind of the same. I think that what's being talked about in the press now is more accurate to what has been happening here for some time.
So, I think the new cycle has caught up with reality.
I will say that I don't think it is deteriorating further. I think that's important because if you'd asked me that question this time last year or even into the first quarter, I think we would've said that growth rates had deteriorated significantly.
So, I think we're kind of in a relatively steady state, but also realize that steady state in China is a lot of volatility.
Mr. Paul Knight: Okay.
Thank you, Andy.
Mr. Andrew Silvernail: Thanks.
Operator: Our next question comes from Scott Graham with Jeffries.
Please state your question.
Mr. Scott Graham: Hey, uh, good morning. Nice quarter, guys.
Mr. Andrew Silvernail: Thanks, Scott.
Mr. Scott Graham: So, I'm looking at the orders across the businesses and I know, Andy, you mentioned at the top that you saw August and September softer and then October better.
Mr. Andrew Silvernail: Right.
Mr. Scott Graham: Which does explain some things.
You know, one of the things I think we're trying to gauge here is the impact of the headlines on order patterns. You guys are particularly short cycle, uh, with your product sales.

Um, do you think that that was, you know, a reaction to what, you know, some of the negative headlines that came--that have come across over the last couple of months? And then maybe, um, October picked back up again because it needed to because they had under ordered.
How are you looking at that?
Mr. Andrew Silvernail: I think--Scott, I think that's partially correct. I think that number one, I think we should recognize that Europe, in particular, and the Middle East, in particular, they actually--the business has softened because of what's going on in those regions, right? In terms of the, you know, the economic growth. And also some of the conflict in the region. So, I think that's very much real.
I think that got exacerbated by some of the news cycle and some people, you know, pulling back on those things. And probably what we're seeing a little bit in October is a rebound from that.
So, October, for us, and the order book has been pretty solid. It's encouraging. And I don't think that what we're seeing in October is necessarily sustainable. I think there is some snapback.
Mr. Scott Graham: Right. But, since you are short cycle, that at least gives you, you know, look--you know, call it, uh, the first three weeks of the month of the quarter.
Mr. Andrew Silvernail: Yeah.
Mr. Scott Graham: That at least gives you some confidence on your fourth quarter organic sales guide.
Mr. Andrew Silvernail: Yeah. Yes.
If you remember, right, we go into any quarter and we've got about--plus or minus, you know, we've got half our business booked going into a quarter.
So, we've got a--you know, we've got a book and turn the other half.
And so, generally, if the first four to six weeks of our quarter are strong, we're in good shape.
Mr. Scott Graham: Understood.
I want to maybe just--with my follow up question just go back to a prior question about MNA.
Mr. Andrew Silvernail: Sure.

Mr. Scott Graham: And, um, you know, you have a lot of directions to go here. I mean, obviously, I'm sure--.
Mr. Andrew Silvernail: --Yeah--.
Mr. Scott Graham: --Nothing's changed. FMT and SHT are still the main areas of focus.
Here's a question I just maybe want to ask. I don't know if you can answer it, but you know, if you say that in the second quarter, you know, you had two situations where you were--thought you were at the finish line, but then needed to walk.
Um, but now that you have four to six, uh, are those four to six or any of them or all of them as close to the altar as the two? Or further away?
Mr. Andrew Silvernail: Now, the--I wouldn't say they're necessarily as close. The difference is, both the--both two that we walked away from were auctions. And so, you live with that volatility, right?
So, you eat the cost of the diligence, and then, you know, at the end of the day, if someone decides to write a big foolish check, that's their business.
And, --so, you know, that's just--there's not much you can do about that one.
So, you know, what we are seeing right now is we do have, um, more proprietary stuff right now and, -and I feel good about that.
But a couple of things that we're looking at are in Europe. And as you know, the diligent cycle, you know, is a little bit longer. And if you get anywhere close to the holidays being pushed into next year, that's just reality.
So, not quite as close, but a little bit better in terms of profile not being auctions.
Mr. Scott Graham: Got it.
Hey, thanks a lot.
Operator: Our next question comes from Mark Douglas with Longbow Research.
Please state your question.
Mr. Mark Douglas: Hi. Good morning, gentlemen.

Mr. Andrew Silvernail: Good morning.
Mr. Mark Douglas: Andy, can you discuss, uh, IOP in the quarter and what the outlook is there?
Mr. Andrew Silvernail: Yeah. So, orders were basically flat year over year. Not concerning, for us. A great profitability improvement.
As you remember, we had a really strong order quarter last quarter in IOP. So, feel good about that.
Some of the end markets, Mark, aren't quite as robust as I think maybe we thought they would be. We got a thought that some of the semi business would even be stronger than it's been.
So, it's not quite as strong as we thought maybe going into this.
I think the fourth quarter, I think we're in pretty decent shape in total. And in just generally, the overall profit improvement there has been great.
I think we've said this before in the past, but we're now into the 20's in terms of EBIDA margins in the platform. And it's performing, you know, like we hoped it would.
Mr. Mark Douglas: Okay. So, semi's is still--.
Mr. Andrew Silvernail: --It's still soft. I don't know what you thought, but we thought it'd be stronger here, you know, at this time this year. And it kind of softened up.
Mr. Mark Douglas: Thought it'd be stronger for multiple quarters
Mr. Andrew Silvernail: Yeah, yeah.
Mr. Mark Douglas: Keeps getting pushed out, kind of like the other--.
Mr. Andrew Silvernail: --Yep--.
Mr. Mark Douglas: --Energy stuff.
Mr. Andrew Silvernail: Yep.
Mr. Mark Douglas: Um, speaking of energy, uh, what is your exposure, um--you talk about North America is good, but with the Petro Chem build out expected in '15 and beyond in North America.
Mr. Andrew Silvernail: Yeah.

Mr. Mark Douglas: Um, you know, how does IDEX benefit or will you benefit, uh, on the Petro Chem side?
Mr. Andrew Silvernail: Yeah. So, we actually capture that in our chemical food process platform, for the most part. Not totally, but for the most part.
And, and we feel really good about that. So, we've done a handful of things.
First and foremost, we've actually--we put a bunch more resources down into that region, you know, from our longstanding businesses.
We also--the acquisition of Aegis, was important for us. We're putting in a new facility in the Houston area for Aegis. As you know, Aegis is out of Baton Rouge and we're actually putting in a new facility in Houston because that's a high touch business. Very, very high touch business.
And Aegis actually allows us to bring our Richter business closer to the U.S. market.
One of the things that we struggled with in the past was not really having a--the right kind of channel, into the U.S. for our Richter pumps and valves and we've got that now.
So, also our Corkin business touches it, too.
So we feel pretty good about that exposure and we think 2015 is going to be a good year.
Mr. Mark Douglas: Would you say it's, you know, still less than 5 percent of sales, though?
Mr. Andrew Silvernail: In total? The Petro Chem piece? Less than 5 percent sales, Heath.
Mr. Heath Mitts: [Unintelligible]?
Mr. Andrew Silvernail: Yeah, it's more than that.
Mr. Heath Mitts: It's more than that.
Mr. Andrew Silvernail: Yeah.
Mr. Heath Mitts: Yeah.
Mr. Andrew Silvernail: I'd have to come back to you and exactly quantify it because you got to kind of break apart some different businesses, but you know, you could probably say, it's five to 10 definitely.

Mr. Heath Mitts: Yeah. It's in that range and it touches multiple areas of IDEX. That's the only, uh, reason we have to go and look at all the different spots in IDEX that are impacted by that, Mark.
Mr. Andrew Silvernail: I mean, you got--you figure you got Viking itself, which is, you know, 10 percent sales and a good chunk of Viking goes there. You got, you know, a big piece of Richter.
Mr. Heath Mitts: Yeah.
Mr. Andrew Silvernail: And all of Aegis, right? So, you know--.
Mr. Heath Mitts: --And you got elements of steel.
Mr. Andrew Silvernail: Yeah, elements--so, you got pieces of the company that touch it in so many ways.
Mr. Mark Douglas: Right.
And then, uh, finally on the, uh--the cost outs in 4Q--.
Mr. Andrew Silvernail: --Yep--.
Mr. Mark Douglas: --Are you planning on excluding those? Is that why you're not putting that--?
Mr. Andrew Silvernail: --No, we'll take it in our P&L. it's just that we didn't have it nailed down exactly because there's going to be some moving parts here before it's all finalized.
But we'll actually take it in the P&L.
Mr. Mark Douglas: Okay. But, it's not in guidance at this point.
Mr. Andrew Silvernail: No, it's not in guidance at this point. No.
Mr. Mark Douglas: Okay. Thank you.
Mr. Andrew Silvernail: Thanks, Mark.
Operator: Just a reminder to everyone, if you would like to ask a question, press star, one.
Our next question comes from Kevin Maczka with BB&T Capital Markets.
Mr. Kevin Maczka: Thanks. Good morning.
Mr. Andrew Silvernail: Good morning, Kevin.

Mr. Kevin Maczka: Can we go back to the 20 percent margin guidance for Q4? It seems like you've been guiding that level all year and, to your credit, exceeding it.
Mr. Andrew Silvernail: Yeah.
Mr. Kevin Maczka: Uh, I know you talked about, uh, FSD and maybe there's some mid shift. We shouldn't necessarily think that that margin continues at that high level.
But, is there anything else going on in terms of mid or currency or the segments that you can point to as to why that would come down like that sequentially?
Mr. Andrew Silvernail: Yeah. There are really two things.
So, one is the very, very strong performance in FSD because you think about that sequentially. That's going to be a big impact.
But, also to be fair, the MPT had a really strong quarter within health and science. And, that was a nice profitability in terms of incremental profitability that on a sequential basis we won't see in fourth quarter.
So, that 20 percent, I think, is a pretty good number.
Mr. Kevin Maczka: Okay.
And then just in terms of currency, on slide eight, you mention the 2 percent FX headwind. I'm assuming that's a revenue headwind. Can you bring that down to the bottom line and comment on what that means at EPS?
And as we look forward and think about 2015, assuming rates kind of stay where they are, can you just quantify it all or give some goal posts on what that mean to 2015?
Mr. Heath Mitts: Kevin, this is Heath.
It really is just the currency translation, but it's the flow through. And in the quarter, we're expecting somewhere around 9 million--at current rates. We don't try to predict what the rates will do throughout the rest of the quarter, but at current rates, we're anticipating around a $9 million headwind.

And so, it's just really the statutory flow through of that 9 million impacts our, uh, earnings by a couple of cents. But, it's really just the translation, not so much that we have, uh, uh, some type of hedge that's out of place.
Mr. Andrew Silvernail: How about next year?
Mr. Heath Mitts: Next year, we haven't quantified it yet, to be honest.
We need--we'll need some time to see where the fourth quarter settles in. But, uh, when we give our guidance for next year, uh, we'll certainly come out with that.
Mr. Kevin Maczka: Okay. Thank you.
Mr. Andrew Silvernail: Thank you.
Operator: Our next question comes from Matt Summerville with KeyBank.
Please state your question.
Mr. Matt Summerville: Good morning. Um--.
Mr. Andrew Silvernail: --Hi, Matt--.
Mr. Matt Summerville: --With respect to the margins in HSTA, I went back and looked. They're at the best level they've been in three years plus. I guess this break out, is it really related just solely to mid? Or is there something else sort of, uh, you know, driving that?
And I guess what's the right way to think about margins in this business going forward?
Mr. Andrew Silvernail: Yeah.
So Matt, if you exclude the sequential improvement from material process and you look at the underlying other pieces that make that up, those are all still positive.
So, it's a good story. Almost--you know, no matter what you're talking about.
And so we feel pretty good that you're seeing improvement.
And so, you know, where is that coming from principally? It's coming from a couple of places.
We continue to see better overall profit execution at Optix [sp]. Uh, that's been a really good story.

But, also on the industrial side, you know, our gas business sits in there and they have just done a great job over the last, uh--really the last couple of years and continued to expand profitability.
That's a business that has, you know, just done, you know, really--if you go back five years and you looked at today, that's an entirely different business than it was five years ago in terms of overall profit profile and growth rate.
So, those are the big pieces.
Mr. Matt Summerville: And then is there any way you can quantify the magnitude of business that you've sort of zeroed out at this point related to the Mid East and energies that--2 million, is it 20 million? Can you at least triangulate on that a little bit?
Mr. Andrew Silvernail: It's around $10 million.
So, if you actually looked at what got pushed into the second and the third and now into the third and, you know, we're not going to count it, it's about a $10 million impact in the quarter.
Mr. Matt Summerville: Great. Thanks, Andy.
Mr. Andrew Silvernail: Yeah. No problem, Matt.
Operator: Our next question comes from Joe Giordano with Cowen.
Please state your question.
Mr. Joe Giordano: Hey, guys. Thanks for taking the call.
Mr. Andrew Silvernail: Hey, Joe.
Mr. Joe Giordano: Uh, so, I guess what are weakness--if we could talk about, uh, uh, HST a bit on a sequential basis.
Uh, you mentioned--you talked about on a year on year versus the, uh--you know, the one order. Uh, but it's down a bit from where we've been over the last three quarters.
Can you talk maybe more on a bit of a sequential?
Mr. Andrew Silvernail: Are you talking about order rates, sales--?
Mr. Joe Giordano: --Yeah, order rates and HST.

Mr. Andrew Silvernail: Yeah. Nothing that's particularly meaningful, Joe, you know, when you look at that.
You'll have some swings, you know, here and there, quarter to quarter, it's not that big a deal. So, it's a--there's nothing in there that you look at and you'd say there's a big yellow flag, a red flag.
Mr. Joe Giordano: Okay. Uh--.
Mr. Heath Mitts: --Because--I jump in. There's--this is Heath. There's a, uh, you know, the element of the segment that is dependent upon kind of daily book and bill is, uh--is coming along, uh, according to expectations, um, which would be fine.
Um, it's the noise and it comes generally from the project activity on a year over year basis.
Mr. Joe Giordano: Yeah. Okay. Uh, okay.
Uh, and then I guess more of an esoteric question, I guess, but how should we think--how would you gauge and characterize the level of your conservatism, uh, when you're giving your guidance?
Is it five quarters in a row not just meeting the midpoint, but meeting the top end. And then obviously a credit to you guys. That's--it'd be better if more companies did that.
But, uh, how would you gauge, like, the lever--level of conservatism inherited in your guidance now as it was maybe, you know, late last year or something like that.
Mr. Andrew Silvernail: Well, first and foremost, Heath can't spell esoteric. I kind of look at that and, you know, we try to guide in a way that is responsible.
And we feel that we have, you know, a real confidence in delivering on that. And by the way, it's also how we manage the business.
So, one of the things that I've said time and time again is we are a company that can respond very, very fast with an uptick in business because our direct labor is single digits. And so, we can move quickly on the upside.
On the downside, if you think about, you know, how high our contribution margins are, you know, that's a painful equation.

So, you know as you look at what we're going to do here in the fourth quarter, you know, we've done a lot of hard work here to prepare our organization to be able to do that to get in better and better fighting shape.
But, another piece of that is that it continues to lower that breakeven point for the company.
And so, that's just--that's how we manage the business. And so, we--you know we're not trying to be overly conservative at the same time, you know, the bottom line is we're just trying to be responsible.
Mr. Joe Giordano: Okay.
And then just last for me, uh, have you talked about at all, uh, where--like, which businesses that the cost out might be?
And then last, uh, what are you seeing in European Union right now? You mentioned Asia; you mentioned North America.
Mr. Andrew Silvernail: So, we're--this is not some big companywide, thing that we're doing. Meaning we haven't, like, picked some random number. It's really been excellent organization and segmentation of businesses have opened up opportunities across the company.
So, we're able to do this in kind of rifle shots.
It's--you know, it's the kind of thing that in any one place you wouldn't really notice it, but when it adds all up, it becomes, you know, meaningful.
So, it really is across the company.
And by the way, you know, that's on the cost side, but it's also on the investment side. So, we're moving a whole bunch of resources from some areas to other areas all around growth and productivity.
And so, you know--so, what you're seeing is, you know, we kind of use the term cut and build and, that's how we think about it here.
So, it's pretty broad spread, but it's not in any kind of a massive swath anywhere.
And pretty much all that stuff will be done in--by the end of this month for the most part, you know, here and there.

So, in terms of European and municipal, still weak. Still weak. There's no two ways about it. You seen a couple of projects that have come out of the woodworks in recent months. Specifically out of the UK.
But, for the most part, it's still pretty soft.
Mr. Joe Giordano: Good. That does it for me. Thanks a lot, guys.
Mr. Andrew Silvernail: Thank you.
Operator: Ladies and gentlemen, there are no further questions at this time.
I'll turn the conference back to management for closing remarks.
Thank you.
Mr. Andrew Silvernail: Thanks, Diego.
Well, thank you very much for joining us here today. Obviously, we're proud of the results we have.
And most importantly, really congratulations to the team in the field at IDEX who has continued to execute, you know, time and time again.
So, we appreciate your support and we look forward to talking to you at the fourth quarter call.
Take care.
Operator: This concludes today's conference. All parties may disconnect. Have a great day. Thank you.